Exhibit 2.7

Execution Version

PINDUODUO INC.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of November 20, 2020

to

Indenture dated as of November 20, 2020

0.00% Convertible Senior Notes due 2025

i

Section 8.04	Company-Owned Notes Disregarded	49
Section 8.05	Revocation of Consents; Future Holders Bound	50

Article 9
HOLDERS’ MEETINGS

Section 9.01	Applicability of Article IX	50
Section 9.02	Purpose of Meetings	50
Section 9.03	Call of Meetings by Trustee	50
Section 9.04	Call of Meetings by Company or Holders	51
Section 9.05	Qualifications for Voting	51
Section 9.06	Regulations	51
Section 9.07	Voting	52
Section 9.08	No Delay of Rights by Meeting	52

Article 10
SUPPLEMENTAL INDENTURES

Section 10.01	Applicability of Article XIV of the Base Indenture	52
Section 10.02	Supplemental Indentures Without Consent of Holders	52
Section 10.03	Supplemental Indentures with Consent of Holders	53
Section 10.04	Supplemental Indenture in respect of Fundamental Change	55
Section 10.05	Effect of Supplemental Indentures	55
Section 10.06	Notation on Notes	55
Section 10.07	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	55

Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01	Applicability of Section 6.04 of the Base Indenture	55
Section 11.02	Company May Consolidate, Etc. on Certain Terms	56
Section 11.03	Successor Corporation to Be Substituted	57
Section 11.04	Opinion of Counsel to Be Given to Trustee	57

Article 12
INTENTIONALLY OMITTED

Article 13
INTENTIONALLY OMITTED

Article 14
CONVERSION OF NOTES

Section 14.01	Conversion Privilege	58
Section 14.02	Conversion Procedure; Settlement Upon Conversion	61

v

SUPPLEMENTAL INDENTURE dated as of November 20, 2020 (this “Supplemental Indenture”) between  PINDUODUO INC., a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee,” as more fully set forth in Section 1.01), supplementing the Indenture dated as of November November 20, 2020 between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 3.01 of the Base Indenture provides for the Company to issue Securities thereunder in the form and on the terms set forth in one or more Company Orders (as defined in the Base Indenture) and Officers’ Certificates (as defined in the Base Indenture) or indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.00% Convertible Senior Notes due 2025 (the “Notes”), initially in an aggregate principal amount not to exceed US$2,000,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in the Indenture provided, the valid, binding and legal obligations of the Company, and the Indenture a valid agreement according to its terms, have been done and performed, and the execution of the Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(b)the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of the Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The term “or” is not exclusive;

(c)references to “Sections” and “Articles” are to the Sections and Articles of this Supplemental Indenture; and

(d)the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture:

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a), notwithstanding anything in the Base Indenture to the contrary.

“ADS” means an American Depositary Share, issued by the ADS Depositary pursuant to the Deposit Agreement, representing four Class A Ordinary Shares of the Company as of the date of the Prospectus Supplement.

“ADS Depositary” means Deutsche Bank Trust Company Americas, as depositary for the ADSs, or any successor entity thereto.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Agent Parties” shall have the meaning specified in Section 7.03(l).

“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar, the Conversion Agent and the Bid Solicitation Agent, in each case, unless the Company is acting in such capacity.

“Applicable PRC Rate” means (i) in the case of deduction or withholding of PRC income tax, 10%, (ii) in the case of deduction or withholding of PRC value added tax (including any related local levies), 6.72%, or (iii) in the case of deduction or withholding of both PRC income tax and PRC value added tax (including any related local levies), 16.72%.

“Authenticating Agent” shall have the meaning specified in Section 2.11.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Company or any Person appointed by the Company to solicit bids for the Trading Price in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York or the Cayman Islands are authorized or obligated by law or executive order to close, notwithstanding anything in the Base Indenture to the contrary.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change in Law” shall have the meaning specified in clause (e) of the definition of “Fundamental Change” below.

“Change in Tax Law” shall have the meaning specified in Section 16.02(b).

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.000005 per share, at the date of the Prospectus Supplement, subject to Section 14.07.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.000005 per share, at the date of the Prospectus Supplement, subject to Section 14.07.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Group” shall have the meaning specified in clause (e) of the definition of “Fundamental Change” below.

“Company Notice” shall have the meaning specified in Section 15.01(a). “Conversion Agent” means Deutsche Bank Trust Company Americas, the conversion agent with respect to the Notes and shall also include any successor conversion agent.

“Conversion Consideration” shall have the meaning specified in Section 14.14(a).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, US$1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Supplemental Indenture shall be administered, which office at the date hereof is located at 60 Wall Street, 24th Floor, New York, New York, 10005, Attention: Global Transaction Banking – Pinduoduo, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PDD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default, notwithstanding anything in the Base Indenture to the contrary.

“Default Settlement Method” shall have the meaning specified in Section 14.02(a)(iv).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, the Repurchase Price, principal and Special Interest, if any) that are payable but are not punctually paid or duly provided for.

“delivered” means, with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Supplemental Indenture, notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 17.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Supplemental Indenture.

“Deposit Agreement” means the Deposit Agreement, dated as of July 25, 2018, by and among the Company, the ADS Depositary, and the holders and beneficial owners from time to time of the ADSs issued (as it may be amended or modified from time to time).

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.06 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.14(a).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.02, notwithstanding anything in the Base Indenture to the contrary.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Election” shall have the meaning specified in Section 14.14(a).

“Expiring Rights” means any rights, options or warrants to purchase Class A Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)except as described in clause (b) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries or any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Company’s then outstanding Class A Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs); provided, however, that for purposes of clause (B), in calculating the beneficial ownership percentage of the Class A Ordinary Shares held by any Permitted Holder, any Class A Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) issued or issuable on conversion of Class B Ordinary Shares, or conversion, exchange or exercise of other securities, in any such case beneficially owned directly or indirectly by any Permitted Holder on the date of the Prospectus Supplement or issued or issuable by the Company to any Permitted Holder after the date of the Prospectus Supplement pursuant to rights attached to, or a dividend or other distribution on, any such Class B Ordinary Shares or other securities so owned on the date of the Prospectus Supplement (or any Class A Ordinary Shares into which they may convert or be exchanged or exercised) shall be excluded from both the numerator and denominator;

(b)the consummation of (A) any recapitalization, reclassification or change of the Class A Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company or any similar transaction pursuant to which the Class A Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and consolidated affiliated entities, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries or one of the Company’s consolidated affiliated entities in which the Company has the right to exercise, directly or indirectly, 100% of the equity holders’ voting rights and where such sale, lease or transfer to such consolidated affiliated entity does not result in the Company ceasing to derive substantially the same economic benefits from the sold, leased or transferred business operations as the Company derived from such business operations prior to such sale, lease or transfer; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction are entitled to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)the ADSs (or Class A Ordinary Shares or other Common Equity or American Depositary Shares in respect of Reference Property) cease to be listed or quoted on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and none of the ADSs, Class A Ordinary Shares, other Common Equity and ADSs in respect of Reference Property is listed or quoted on one of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) within one Trading Day of such cessation; or

(e)any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company, its Subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter; provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or ADSs in respect of Common Equity that are listed or quoted on one of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional ADSs, becomes Reference Property for the Notes.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.06(b).

“Holder,” as applied to any Note, or other similar terms, shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If (i) subject to the immediately succeeding clause (ii), the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization, and, if  the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours; and (ii) a Fundamental Change described in clause (d) of the definition thereof has occurred and the Newly Listed Equity has been accepted for listing on a Permitted Exchange, the “Last Reported Sale Price” on the relevant date will be determined, in a commercially reasonable manner, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (d) or (e) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means December 1, 2025.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Newly Listed Equity” means the  Class A Ordinary Shares, other Common Equity or the Reference Property of the Company that have been accepted for listing on a Permitted Exchange.

“New Listing Reference Date” shall have the meaning specified in Section 10.04.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Note Register” shall have the meaning specified in Section 2.06.

“Note Registrar” shall have the meaning specified in Section 2.06.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to June 1, 2025, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 16.02 or Section 16.03 and prior to the close of business on the second Business Day prior to the relevant Tax Redemption Date or Optional Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Tax Redemption Date or Optional Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after June 1, 2025, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company, notwithstanding anything in the Base Indenture to the contrary.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.

“Optional Redemption Date” shall have the meaning specified in Section 16.03(a).

“Optional Redemption Notice” shall have the meaning specified in Section 16.03(b).

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.09;

(e)Notes redeemed pursuant to Article 16; and

(f)Notes repurchased by the Company pursuant to the third sentence of Section 2.10.

“Paying Agent” means Deutsche Bank Trust Company Americas, the paying agent with respect to the Notes and shall also include any successor paying agent.

“Paying Agent Office” means the designated office of the Paying Agent at which at any time this Supplemental Indenture shall be administered, which office at the date hereof is located at located at 60 Wall Street, 24th Floor, New York, New York, 10005, Attention: Global Transaction Banking – Pinduoduo, or such other address as the Paying Agent may designate from time to time by notice to the Holders and the Company, or the designated office of any successor paying agent (or such other address as such successor paying agent may designate from time to time by notice to the Holders and the Company).

“Permitted Exchange” means Singapore Exchange, Stock Exchange of Hong Kong or London Stock Exchange (or any of their respective successors).

“Permitted Holder” means (i) any holder or “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Class B Ordinary Shares as of the date of the Prospectus Supplement and permitted transferees of such holder or beneficial owner under the terms of the Class B Ordinary Shares as of the date of the Prospectus Supplement and (ii) any “group” within the meaning of Section 13(d) of the Exchange Act consisting of one or more Permitted Holders. “Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“PRC” means the People’s Republic of China, excluding, for the purpose of this Supplemental Indenture only, Taiwan, Hong Kong, and Macau.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated November 16, 2020 to the accompanying prospectus, as supplemented by the related pricing term sheet dated November 17, 2020, in each case, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Ordinary Shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Notice” shall have the meaning specified in specified in Section 16.03(b).

“Redemption Price” shall have the meaning specified in Section 16.02(b).

“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).

“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Relevant Jurisdiction” shall have the meaning specified in Section 4.07(a), notwithstanding anything in the Base Indenture to the contrary.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in Section 15.01(a).

“Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Supplemental Indenture or to whom any corporate trust matter relating to this Supplemental Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(iv).

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Special Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Special Interest Payment Date” means, if and to the extent that Special Interest is payable on the Notes, each June 1 and December 1 of each year, beginning on June 1, 2021.

“Special Interest Record Date” with respect to any Special Interest Payment Date, means the May 15 and November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Special Interest Payment Date, respectively.

“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)(iii)) or Section 14.02(a)(iv).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Successor Company” shall have the meaning specified in Section 11.02(a), notwithstanding anything in the Base Indenture to the contrary.

“Tax Redemption Date” shall have the meaning specified in Section 16.02(b).

“Tax Redemption Notice” shall have the meaning specified in Section 16.2(b)

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the ADSs (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that, if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the ADSs generally occurs on The Nasdaq Global Select Market or, if the ADSs are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except that if the ADSs are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” means, with respect to the Notes and any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for US$1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for US$1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per US$1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate.

“Transfer Agent” means Deutsche Bank Trust Company Americas, the transfer agent with respect to the Notes and shall also include any successor transfer agent.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).  “Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02Rules of Construction. For the purposes of the Indenture, the following terms of the Trust Indenture Act have the following meanings:

(a)“indenture securities” means the Notes;

(b)“indenture security holder” means a Holder;

(c)“indenture to be qualified” means the Indenture;

(d)“indenture trustee” or “institutional trustee” means the Trustee; and

(e)“obligor” on the indenture securities means the Company.

All other terms used in the Indenture that are defined by the Trust Indenture Act (including by reference to another statute) or the related rules of the SEC, and not defined in the Indenture, have the respective meanings so defined by the Trust Indenture Act or such rules.

Section 1.03References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Supplemental Indenture shall be deemed to refer solely to Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of Section 4.06(a) or Section 6.04.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02Designation and Amount. Sections 3.02 through 3.12, inclusive, of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with the corresponding provisions of this Article 2. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture.  The Notes shall be designated as the “0.00% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to US$2,000,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 2.08, Section 10.06, Section 14.02 and Section 15.04.

Section 2.03Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Supplemental Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Supplemental Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar, at the direction of the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with this Supplemental Indenture. Payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.04Date and Denomination of Notes; No Regular Interest; Payments of Special Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall not bear regular interest, and the principal amount of the Notes will not accrete. Special Interest on the Notes, if any, shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Special Interest Record Date with respect to any Special Interest Payment Date shall be entitled to receive any Special Interest payable on such Special Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Paying Agent Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay (to the extent funded by the Company) any Special Interest (i) on any Physical Notes to Holders holding Physical Notes by wire transfer in immediately available funds to the account within the United States specified by the Holder or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date and shall not accrue interest unless Special Interest is payable pursuant to this Supplemental Indenture on the relevant payment date, in which case such Defaulted Amounts shall accrue interest per annum at the rate of Special Interest and to the extent that such Special Interest remains payable pursuant to this Supplemental Indenture, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with any such Special Interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee in its sole discretion shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee and Holders of the proposed payment of such Defaulted Amounts and the special record date therefor at its address as it appears in the Note Register or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c). The Trustee shall have no responsibility whatsoever for the calculation of any Defaulted Amounts.

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05Execution, Authentication and Delivery of Notes. Notwithstanding anything to the contrary in Article II of the Base Indenture, the Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with respect to the issuance, authentication and delivery of such Notes.

The Company Order shall specify the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

Notwithstanding anything in the Base Indenture to the contrary, only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized officer of the Trustee, shall be entitled to the benefits of this Supplemental Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Supplemental Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Supplemental Indenture any such Person was not such an Officer.

Section 2.06Exchange and Registration of Transfer of Notes; Depositary. (a) The Company shall cause to be kept at the Paying Agent Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. Deutsche Bank Trust Company Americas is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Transfer Agent, the Note Registrar or any co-Note Registrar for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16 or (iv) any Notes between a Special Interest Record Date and the corresponding Special Interest Payment Date.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form, without interest coupons, (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Supplemental Indenture) and the applicable procedures of the Depositary therefor. The Notes may be represented by one or more of the same Global Notes.

Notwithstanding any other provisions of the Indenture, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for the payment of amounts to beneficial holders, any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any securities laws or restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security, pre- funding and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the ADS Depositary, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Supplemental Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.2 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Supplemental Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.09Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries, consolidated affiliated entities or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Supplemental Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.

Section 2.10CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers, as applicable.

Section 2.11Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and Special Interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 17.06.

In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or consolidated affiliated entities or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.09, and they will no longer be considered “outstanding” under this Supplemental Indenture upon their cancellation. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and will continue to be considered “outstanding” for purposes of this Supplemental Indenture, subject to the provisions of Section 8.04.

Section 2.12Appointment of Authenticating Agent. As long as any Notes remain outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (an “Authenticating Agent”), which shall be authorized to act on behalf of the Trustee to authenticate Notes pursuant to this Supplemental Indenture. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Supplemental Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Supplemental Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Such Authenticating Agent shall at all times be a Person that is eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01Applicability of Article XII of the Base Indenture. This Article 3 shall supersede Article XII of the Base Indenture, and all references in the Base Indenture to Article XII shall be deemed, for the purposes of the Notes, to be references to this Article 3.

Section 3.02Satisfaction and Discharge. This Supplemental Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Supplemental Indenture as reasonably requested by the Company, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.07 and have been delivered to the Trustee for cancellation); or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, the Tax Redemption Date, the Optional Redemption Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, ADSs or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient, without consideration of reinvestment, to pay all of (or satisfy such Conversion Obligation in respect of) the outstanding Notes and all other sums due and payable under this Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.07 hereof shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01Payment of Principal and Special Interest. This Section 4.01 shall supersede Section 6.01 of the Base Indenture, and all references in the Base Indenture to Section 6.01 shall be deemed, for the purposes of the Notes, to be references to this Section 4.01.  The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02Maintenance of Office or Agency. This Section 4.02 shall supersede Section 6.02 of the Base Indenture, and all references in the Base Indenture to Section 6.02 shall be deemed, for the purposes of the Notes, to be references to this Section 4.02. The Company will maintain in the contiguous United States of America, an office or agency (which will be the Paying Agent Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices in respect of the Notes and this Supplemental Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Paying Agent Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company initially designates Deutsche Bank Trust Company Americas as the Paying Agent, Note Registrar and Conversion Agent and the Paying Agent Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.05 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, the Notes for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

Notwithstanding anything in the Base Indenture to the contrary, the Company shall, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid Special Interest on, the Notes, deposit with the Paying Agent a sum in immediately available funds sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or any accrued and unpaid Special Interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on the relevant due date.

(b)Notwithstanding anything in the Base Indenture to the contrary, if the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and such accrued and unpaid Special Interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid Special Interest on, the Notes when the same shall become due and payable.

(c)Anything in the Base Indenture or this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Supplemental Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.02(i) or Section 6.02(j), the Trustee or one of its affiliates shall automatically become the Paying Agent.

(d)Notwithstanding anything in the Base Indenture to the contrary, subject to applicable escheatment laws, any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, or in satisfaction of its Conversion Obligation with respect to, any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or Special Interest has become due and payable, or such Conversion Obligation became due, shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money or property, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06Reports. (a) The Company shall provide to the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any applicable grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system or any successor thereof shall be deemed to be provided to the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system or such successor, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. If the Notes become convertible into Reference Property consisting in whole or in part of shares of Capital Stock of any parent company of the Company pursuant to the terms of this Supplemental Indenture described under Section 14.07 and such parent company provides a full and unconditional guarantee of the notes, the U.S. Securities and Exchange Commission reports of such parent company shall be deemed to satisfy the foregoing reporting requirements.  The Company shall also comply with its other obligations under Section 314(a)(1) of the Trust Indenture Act.

(b)Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07Additional Amounts. (a) This Section 4.07 shall supersede Section 6.05 of the Base Indenture, and all references in the Base Indenture to Section 6.05 shall be deemed, for the purposes of the Notes, to be references to this Section 4.07.  All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Supplemental Indenture and the Notes, including payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of Special Interest, if any, and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion of the Notes, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction”, and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holders after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Holders had no such withholding or deduction been required; provided that no Additional Amounts will be payable:

(i)for or on account of:

(A)any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments of the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and Special Interest, if any, on such Note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for, unless the Holder would have been entitled to such Additional Amounts on the last day of the 30-day period;

(3)the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder, to the extent such holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(4)the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C)any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(D)any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986 as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(E)any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)with respect to any payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and Special Interest on such Note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)[RESERVED]

(c)Any reference in this Supplemental Indenture or the Notes in any context to the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS), as applicable, upon conversion of any Note or the payment of principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and Special Interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.

(d)If the Company or its successor is required to make any deductions or withholding from any payments or deliveries with respect to the Notes, it will deliver to the Trustee, upon written request, official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if official receipts are not obtainable, an Officers’ Certificate evidencing the payment of any applicable taxes so deducted or withheld.

(e)The foregoing obligations shall survive termination or discharge of this Supplemental Indenture.

Section 4.08Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or any Special Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Supplemental Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2020) an Officer’s Certificate stating that the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default, and the nature thereof, their status and what action the Company is taking or is proposing to take in respect thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.10Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, (i) if and at all such times when Special Interest is payable on the Notes pursuant to this Supplemental Indenture not more than 5 days after each May 15 and November 15 in each year beginning (if Special Interest is then payable as set forth hereunder) with May 15, 2021, and (ii) at such other times as the Trustee may request in writing, within 5 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01Applicability of Article VII of the Base Indenture.  Article VII of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Article VII of the Base Indenture, and all references in the Base Indenture to Article VII thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the applicable provisions set forth in this Article 6, respectively.

Section 6.02Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)default in payment of any Special Interest (including any Additional Amounts) on any Note when due and payable and the default continues for a period of 30 days;

(b)default in payment of principal of any Notes when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)default in the Company’s obligations to satisfy its Conversion Obligation upon exercise of a Holder’s conversion right and such default is not cured or such conversion is not rescinded within five Business Days;

(d)default in the Company’s obligations to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a Make-Whole Fundamental Change in accordance with Section 14.03(a), a notice specified in Section 14.03(g) or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or 14.01(b)(iii), in each case, when due and such default continues for a period of five Business Days;

(e)failure by the Company to comply with its obligations under Article 11;

(f)failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g)default by the Company or any Significant Subsidiary of the Company in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of US$60 million (or its equivalent in any other currency or currencies) or more in the aggregate of the Company and/or any such Significant Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) from a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

(h)failure by the Company or any Significant Subsidiary of the Company to pay final judgments aggregating in excess of US$60 million (or its equivalent in any other currency or currencies) (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.03Acceleration; Rescission and Annulment. Subject to Section 6.04, if one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company and to the Trustee, may, and the Trustee at the request of such Holders accompanied by security, pre-funding and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth in this Supplemental Indenture, shall, declare 100% of the principal of, and any accrued and unpaid Special Interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Supplemental Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid Special Interest, if any, on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, the Agents and any other agents of the Company appointed under this Supplemental Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum in immediately available funds sufficient to pay installments of any accrued and unpaid Special Interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of any accrued and unpaid Special Interest and on such principal at the then applicable Special Interest rate only and to the extent any Special Interest is payable at such time and to the extent that payment of such interest is enforceable under applicable law) and amounts due to the Trustee pursuant to Section 7.07, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) any and all existing Events of Default under this Supplemental Indenture, other than the nonpayment of the principal of and accrued and unpaid Special Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10 and (3) the Issuer has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee under this Supplemental Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or any accrued and unpaid Special Interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.04Special Interest. Notwithstanding anything in this Supplemental Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) shall, for the first 360 days after the occurrence of such an Event of Default (which occurrence will be the 60th day after written notice is provided to the Company pursuant to Section 6.02(f)), consist exclusively of the right to receive Special Interest on the Notes at a rate equal to:

(a)0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and

(b)if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such an Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 360th day immediately following, and including, the date on which such Event of Default first occurred.

If the Company so elects, such Special Interest shall be payable as set forth in Section 2.04. On the 361st day after such Event of Default (if the Event of Default with respect to the Company’s obligations under Section 4.06(a) is not cured or waived prior to such day), the Notes will be subject to acceleration as provided in Section 6.03. In the event the Company does not elect to pay the Special Interest following an Event of Default in accordance with this Section 6.04 or the Company elected to make such payment but does not pay the Special Interest when due, the Notes shall be subject to acceleration as provided in Section 6.03.

In no event shall Special Interest accrue on the Notes on any day under this Supplemental Indenture at an annual rate accruing in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to comply with its obligations as set forth in Section 4.06(a). In order to elect to pay Special Interest as the sole remedy during the first 180 days or 360 days after the occurrence of any Event of Default described in the third preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period or 360-day period. Upon the Company’s failure to timely give such written notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount then due and payable on the Notes for principal and Special Interest, if any, with no interest accruing on any overdue principal and Special Interest, if any, unless Special Interest is payable pursuant to this Supplemental Indenture on the required payment date, in which case such amounts will accrue interest per annum, at the then-applicable rate of Special Interest and to the extent that Special Interest remains payable pursuant to this Supplemental Indenture, subject to the enforceability of such interest pursuant to applicable law, and (ii) in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.07. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may at its sole discretion and without further notice institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated; provided that the Trustee will not be bound to make any such proceeding unless (i) it shall have been so directed by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, (ii) it shall have been indemnified, pre-funded and/or secured to its satisfaction and (iii) the Trustee is satisfied that the act or exercise of any of the rights or powers vested in it by this Supplemental Indenture will not result in any of its directors, officers, employees or agents incurring personal liability.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Bankruptcy Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid Special Interest, if any, pursuant to the immediately preceding paragraph in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.07; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.07, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.06Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.07, including to its agents and counsel, hereunder and any payments due to the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Special Interest on, the Notes in default in the order of the date due of the payments of such Special Interest, with interest (to the extent that any such interest is payable pursuant to this Supplemental Indenture and has been collected by the Trustee) upon such overdue payments at the rate of Special Interest, if any, at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and Special Interest, if any, with interest (to the extent that any such interest is payable pursuant to this Supplemental Indenture and has been collected by the Trustee) on the overdue principal and Special Interest, if any, at the rate of Special Interest, if any, at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and the cash due upon conversion) and any Special Interest without preference or priority of principal over Special Interest, or of any Special Interest over principal, or of any installment of Special Interest over any other installment of Special Interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) and any accrued and unpaid Special Interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.07Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) or any Special Interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have requested the Trustee to pursue the remedy;

(c)such Holders shall have offered to the Trustee such security, pre-funding and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)the Trustee does not comply with such written request within 60 days after the later of its receipt of such written request and the offer of security, pre-funding and/or indemnity; and

(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid Special Interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Supplemental Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.08Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law; provided that the Trustee will not be bound to make any such proceeding unless (i) it shall have been so directed by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, (ii) it shall have been indemnified, pre-funded and/or secured to its satisfaction and (iii) the Trustee is satisfied that the act or exercise of any of the rights or powers vested in it by the Indenture will not result in any of its directors, officers, employees or agents incurring personal liability.

Section 6.09Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.10Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines conflicts with law or the Indenture, is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or if it is not provided with security, pre-funding and/or indemnity to its satisfaction. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid Special Interest, if any, on, or the principal, with respect to the failure to repurchase any Notes when required (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.03, (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.11Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and is notified in writing to a Responsible Officer of the Trustee, the Trustee shall, within 90 days after the Trustee receives such written notice or obtains such knowledge, send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice. This Section 6.11 shall supersede Section 11.03 of the Base Indenture, and any reference in the Base Indenture to such Section 11.03 thereof shall be deemed to refer instead to this Section 6.11.  The proviso set forth in Section 315(b) of the TIA shall not apply with respect to the Notes.

Section 6.12Undertaking to Pay Costs. All parties to this Supplemental Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any accrued and unpaid Special Interest, if any, on any Note (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Supplemental Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01Applicability of Article XI of the Base Indenture. Article XI of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 7 shall, with respect to the Notes, supersede in its entirety Article XI of the Base Indenture, and all references in the Base Indenture to Article XI thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the applicable provisions set forth in this Article 7, respectively.

Section 7.02Duties and Responsibilities of Trustee. In case an Event of Default has occurred that has not been cured or waived, and if the Trustee has written notice or actual knowledge of such event, the Trustee shall exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that, subject to this Section 7.02, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Supplemental Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity, pre-funding or security satisfactory to it against the losses, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Supplemental Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge of and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Supplemental Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Supplemental Indenture to the extent of its own gross negligence or willful misconduct and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(ii)in the absence of gross negligence on its part, the Trustee and each Agent may conclusively and without liability rely, and will be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, security, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, email or any other form of electronic communication or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and each Agent need not investigate any fact or matter stated in the document, but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved by a decision of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Supplemental Indenture;

(d)whether or not therein provided, every provision of this Supplemental Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Supplemental Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)in the event that the Trustee or any of its affiliates is also acting as Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or Transfer Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or Transfer Agent; and

(i)under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

None of the provisions contained in this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.03Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.02:

(a)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(b)the Trustee may consult with counsel or other professional advisors of its selection and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(d)in connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Company, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided in Section 4.07 or Section 14.02(e) and/or any undertaking given in addition to, or in substitution for, Section 4.07 or Section 14.02(e) pursuant to this Supplemental Indenture;

(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h)the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Supplemental Indenture;

(i)in no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)neither the Trustee nor any Agent shall be charged with knowledge of any Default or Event of Default with respect to the Notes, unless a Responsible Officer has received express written notice of such Default or Event of Default;

(k)the Trustee shall treat information provided hereunder as confidential, but (unless consent is prohibited by law) the Company hereby consents to the processing, transfer and disclosure by the Trustee of any information relating to it provided hereunder to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee solely in connection with the discharge of the Trustee’s trusts, powers, authorities, duties and obligations under this Supplemental Indenture, wherever situated, for confidential use (including to service providers selected by the Trustee with due care for data processing, statistical and risk analysis purposes and for compliance with applicable law). The Trustee and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information only to the extent required or requested by any applicable law, regulatory authority, court or legal process, including any auditor of the Company and including any payor or payee as required by applicable law, and may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system. The Company acknowledges that the transfers permitted by this Section 7.03(k) may include transfers to jurisdictions which do not have strict data protection or data privacy laws;

(l)the Company hereby irrevocably waives, in favor of the Trustee and the Agents, any conflict of interest that may arise by virtue of the Trustee and/or the Agents acting in various capacities under the Notes or this Supplemental Indenture or for other customers of the Trustee and the Agents. The Company acknowledges that the Trustee and the Agents and their respective affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee and/or the Agents acting as the Trustee and/or the Agents hereunder, that the Trustee and/or the Agents may not be entitled to share with the Company. The Trustee and the Agents will not disclose confidential information obtained from the Company (without its consent) to any of the Trustee and/or the Agents’ other customers or affiliates nor will it use on behalf of the Company any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Notes or this Supplemental Indenture;

(m)the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system;

(n)notwithstanding anything else contained in this Supplemental Indenture, each of the Trustee and the Agents may refrain without liability from (i) doing anything which would or might in its opinion acting reasonably be illegal or contrary to, or would result in the Trustee or any Agent being in breach of, any law of any jurisdiction or any directive, rule, regulation, request, direction, notice, announcement or similar action of any agency, regulatory authority, stock exchange or self-regulatory organization of any jurisdiction (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation or (ii) doing anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder. Furthermore, the Trustee may also refrain from taking any action if, in its opinion based upon advice of counsel, it would not have the power to do the relevant thing in the relevant jurisdiction by virtue of any applicable law in such jurisdiction or if it is determined by any court or other competent authority in such jurisdiction that it does not have such power; and

(o)in the event the Trustee receives inconsistent or conflicting requests and indemnity, security and/or pre-funding from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Supplemental Indenture, the Trustee, in its sole and absolute discretion, may determine what action, if any, will be taken.

Section 7.04No Responsibility for Recitals, Etc. The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Supplemental Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.05Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.06Monies and ADSs to Be Held in Trust. All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds or property except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money or ADSs received by it hereunder.

Section 7.07Compensation and Expenses of Trustee. (a) The Company covenants and agrees to pay to the Trustee, in any capacity under this Supplemental Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all documented expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Supplemental Indenture in any capacity thereunder (including the documented compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non- appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Supplemental Indenture and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents, and to hold them harmless against, any loss, claim (provided that the Company need not pay for settlement of any such claim made without its consent, which consent shall not be unreasonably withheld), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents, attorneys or employees, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Supplemental Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.06, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.07(a) is payable upon demand by the Trustee. The obligation of the Company under this Section 7.07(a) shall survive the satisfaction and discharge of the Indenture and payment of the Notes, the termination of this Supplemental Indenture and the resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.07(a) shall extend to the officers, directors, attorneys, agents and employees of the Trustee. Subject to Section 7.03(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.02(i) or Section 6.02(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Supplemental Indenture, the Company will pay such additional remuneration as the Company and the Trustee have separately agreed in writing.

(b)The Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Supplemental Indenture, and the Company agrees promptly to pay such compensation and to reimburse the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar for its out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by it in connection with the services rendered by it under this Supplemental Indenture. The Company hereby agrees to indemnify the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part, as determined by a final, non-appealable decision of a court of competent jurisdiction, arising out of or in connection with its acting as the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar hereunder. The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination of the Indenture and the resignation or removal of the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar.

Section 7.08Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.02, whenever in the administration of the provisions of this Supplemental Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Supplemental Indenture upon the faith thereof.

Section 7.09Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days’ written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Company, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)In case at any time any of the following shall occur:

(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.12, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may remove the Trustee by giving 30 days written notice to the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note  and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Payment Agent, Conversion Agent, Note Registrar and Transfer Agent will have the same rights and duties as the Trustee under this Section 7.10(d).

(e)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.07.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.12Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Supplemental Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Supplemental Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Supplemental Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Supplemental Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Supplemental Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company been deemed to have been given pursuant to Section 17.03, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Supplemental Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01Action by Holders. Whenever in this Supplemental Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02Proof of Execution by Holders. Subject to the provisions of Section 7.02, Section 7.03 and Section 9.06, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.07.

Section 8.03Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Transfer Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.04) any accrued and unpaid Special Interest on such Note, for the purpose of conversion of such Note and for all other purposes under this Supplemental Indenture; and none of the Company, the Trustee, any Transfer Agent, any Paying Agent, any Conversion Agent or any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Supplemental Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Supplemental Indenture.

Section 8.04Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Supplemental Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. Within five days of acquisition of the Notes by any of the above described persons or entities, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Supplemental Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01Applicability of Article IX. This Article 9 shall supersede Article IX of the Base Indenture, and all references in the Base Indenture to Article IX shall be deemed, for the purposes of the Notes, to be references to this Article 9.

Section 9.02Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Supplemental Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 10; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Supplemental Indenture or under applicable law.

Section 9.03Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.02, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.04Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.02, by delivering notice thereof as provided in Section 9.03.

Section 9.05Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.06Regulations. Notwithstanding any other provisions of this Supplemental Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.04, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.03 or Section 9.04 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.07Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.03. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.08No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Supplemental Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01Applicability of Article XIV of the Base Indenture.  Article XIV of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety Article XIV of the Base Indenture, and all references in the Base Indenture to Article XIV thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 or the applicable provisions set forth in this Article 10, respectively.

Section 10.02Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)to cure any ambiguity, omission, defect or inconsistency;

(b)to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article 11;

(c)to add guarantees with respect to the Notes;

(d)to secure the Notes;

(e)to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under this Supplemental Indenture or the Notes;

(f)upon the occurrence of any transaction or event described in Section 14.07(a), to (i) provide that the Notes are convertible into Reference Property, subject to Section 14.03, and (ii) effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;

(g)to make any change that does not adversely affect the rights or interests of any Holder in any material respect;

(h)to make changes in connection with an acceptance for listing on a Permitted Exchange as contemplated in Section 10.04;

(i)to conform the provisions of the Indenture or the Notes to the “Description of the Notes” section of the Prospectus Supplement, as certified by the Company in an Officer’s Certificate; or

(j)comply with requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Supplemental Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.02 may be executed by the Company and the Trustee without the prior notice to or the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.03.

Section 10.03Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b)reduce the rate of or extend the stated time for payment of Special Interest on any Note;

(c)reduce the principal of or extend the Maturity Date of any Note;

(d)make any change that adversely affects the conversion rights of any Notes;

(e)reduce the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)make any Note payable in a currency other than U.S. dollars;

(g)change the ranking of the Notes;

(h)impair the right of any Holder to receive payment of principal and Special Interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(i)change the Company’s obligation to pay Additional Amounts on any Note; or

(j)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.03 or Section 6.10.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.07, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Opinion of Counsel stating that such supplemental indenture is authorized and permitted by the terms of this Supplemental Indenture and not contrary to law or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.2 or Section 10.03, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.04Supplemental Indenture in respect of Fundamental Change. If a Fundamental Change described in clause (d) of the definition thereof has occurred and the Newly Listed Equity has been accepted for listing on a Permitted Exchange, then,  from and after the later to occur of (x) the date of such acceptance for listing on a Permitted Exchange and (y) the Effective Date of such Fundamental Change (the “New Listing Reference Date”), Section 14.07 of this Supplemental Indenture will be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Newly Listed Equity. No later than five Business Days after the New Listing Reference Date, the Company shall execute with the Trustee a supplemental indenture containing such provisions that the Board of Directors determines in good faith are appropriate to preserve the economic interests of the Holders and are necessary to reflect the replacement of the ADSs (or Class A Ordinary Shares or other Common Equity or ADSs in respect of Reference Property then underlying the Notes) with the Newly Listed Equity. The Company shall notify the Holders and the Conversion Agent (if other than the Trustee) in writing as promptly as reasonably practicable following the date the Company and the Trustee execute such supplemental indenture, and the Company shall substantially concurrently with such notice either post such supplemental indenture on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the Commission.

Section 10.05Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Supplemental Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Supplemental Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Supplemental Indenture for any and all purposes.

Section 10.06Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Supplemental Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of a Company Order, by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.07Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Supplemental Indenture and with respect to such Opinion of Counsel, that such supplemental indenture is the valid and binding obligation of the Company enforceable in accordance with its terms, subject to customary exceptions and qualifications.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01Applicability of Section 6.04 of the Base Indenture.  Section 6.04 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 11 shall, with respect to the Notes, supersede in their entirety Section 6.04 of the Base Indenture, and all references in the Base Indenture to Section 6.04 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 or the applicable provisions set forth in this Article 11, respectively.

Section 11.02Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries and consolidated affiliated entities, taken as a whole, to another Person, unless:

(a)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07);

(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Supplemental Indenture; and

(c)The Company or the Successor Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Supplemental Indenture and that all conditions precedent in this Supplemental Indenture relating to such transaction have been satisfied and that this Supplemental Indenture and the Notes constitute legal, valid and binding obligations of the continuing Person, enforceable in accordance with their terms.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.03Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee of the due and punctual payment of the principal of and any accrued and unpaid Special Interest, if any, on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Supplemental Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

INTENTIONALLY OMITTED

ARTICLE 13

INTENTIONALLY OMITTED

ARTICLE 14

CONVERSION OF NOTES

Section 14.01Conversion Privilege.

(a)Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding June 1, 2025 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after June 1, 2025  and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 5.2459 ADSs (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). For the avoidance of doubt, “Conversion Rate” as of a particular date without setting forth a particular time on such date shall mean the Conversion Rate immediately after the close of business on such date.

(b)(i) Prior to the close of business on the Business Day immediately preceding June 1, 2025, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Supplemental Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per US$1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the ADSs on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per US$1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate. At such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers the Company selects, and the Company will direct those securities dealers to provide bids to the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per US$1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per US$1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate for such date, the Company shall so notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)If, prior to the close of business on the Business Day immediately preceding June 1, 2025, the Company elects to:

(A)issue to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per share that is less than the average of the Last Reported Sale Prices of the ADSs, divided by the number of Class A Ordinary Shares then represented by one ADS, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)distribute to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of (i) the Last Reported Sale Price of the ADSs on the Trading Day preceding the date of announcement for such distribution, divided by (ii) the number of Class A Ordinary Shares then represented by one ADS, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iii)If (1) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding June 1, 2025, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or (2) if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding June 1, 2025, in each case, pursuant to which the ADSs would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the actual effective date of such transaction until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the date the Company publicly announces such transaction.

(iv)Prior to the close of business on the Business Day immediately preceding June 1, 2025, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2021 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing if the Notes become convertible in accordance with this clause (iv).

(v)If the Company calls any or all of the Notes for redemption pursuant to Article 16, then a Holder may surrender any or all of its Notes for conversion at any time prior to the close of business on the second Business Day prior to the Tax Redemption Date or Optional Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of the Company’s delivery of the notice of redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder may convert any or all of its Notes until the Redemption Price has been paid or duly provided for.

Section 14.02Conversion Procedure; Settlement Upon Conversion.

(a)Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, cash (“Cash Settlement”), ADSs, together with cash, if applicable, in lieu of delivering any fractional ADSs in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and ADSs, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Business Day prior to the related Tax Redemption Date or Optional Redemption Date, and all conversions for which the relevant Conversion Date occurs on or after June 1, 2025 shall be settled using the same Settlement Method.

(ii)Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the close of business on the second Business Day prior to the related Tax Redemption Date or Optional Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after June 1, 2025, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects a Settlement Method, the Company shall deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs after the date of issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Business Day prior to the related Tax Redemption Date or Optional Redemption Date, as applicable, in such Redemption Notice or on or after June 1, 2025, no later than June 1, 2025) (in each case, the “Settlement Method Election Deadline”). If the Company does not elect a Settlement Method prior to the Settlement Method Election Deadline, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per US$1,000 principal amount of Notes shall be equal to US$1,000 (such settlement method, the “Default Settlement Method” initially elected by the Company). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per US$1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per US$1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per US$1,000 principal amount of Notes shall be deemed to be US$1,000.

(iv)The Company may, by written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), on or before June 1 , 2025, change the Default Settlement Method or elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice, that will apply to all Note conversions with a Conversion Date that is on or after the date the Company sends such notice. If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specified amount, the Company shall, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method Election Deadline for such conversion or conversions, or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount shall be deemed to be $1,000 per $1,000 principal amount of Notes.  If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method, then the Company shall concurrently either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the Commission. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Conversion Date pursuant to this Section 14.02. For the avoidance of doubt, such change or election (as the case may be), if made, will be effective without the need to amend this Supplemental Indenture or the Notes, including pursuant to Section 10.02(a). However, the Company may nonetheless choose to execute such an amendment at the Company’s option.

(v)The cash, ADSs or a combination of cash and ADSs, as applicable, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each US$1,000 principal amount of Notes being converted a number of ADSs equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(B)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each US$1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each US$1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(vi)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional ADS, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional ADSs. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, (1) comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Note, (2) if required, pay funds equal to any Special Interest payable on the next Special Interest Payment Date as set forth in Section 14.02(h), and (3) pay any taxes or duties for which a Holder is responsible as described above and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to Special Interest, if any, payable on the next Special Interest Payment Date as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date, or promptly following instructions for such conversion. No Notice of Conversion with respect to any Notes may be delivered, and no Notes may be surrendered for conversion, by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, in accordance with Section 15.03.

By converting a beneficial interest in a Global Note into ADSs, a beneficial owner of a Note is deemed to represent to the Company and the ADS Depositary that such beneficial owner is not an “affiliate” (as defined in Rule 144) of the Company and has not been an “affiliate” (as defined in Rule 144) of the Company during the three months immediately preceding the Conversion Date.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided that in respect of (x) all conversions for which the relevant Conversion Date occurs after the issuance of a Redemption Notice by the Company with respect to the Notes and prior to the close of business on the second Business Day prior to the related Tax Redemption Date or Optional Redemption Date (as applicable) and (y) all conversions for which the relevant Conversion Date occurs on or after June 1, 2025,  the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method. If any ADSs are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of ADSs to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)In case any certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax due on the delivery of any ADSs upon conversion of the Notes (or the issuance of the underlying Class A Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or the Class A Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall also pay and/or indemnify each Holder and beneficial owner of the Notes and/or ADSs issuable upon conversion of the Notes for applicable fees and expenses payable to, or withheld by, the Depositary of the ADSs (including, for the avoidance of doubt, by means of a reduction in any amount or property payable or deliverable in respect of any ADSs or in the value of deposited amounts or property represented by any ADSs) for the issuance of all ADSs deliverable upon conversion.

(f)Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs issued upon the conversion of any Note as provided in this Article 14.

(g)Upon the conversion of an interest in a Global Note, the Trustee, or the Note Registrar at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Special Interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid Special Interest, if any, on the note to, but not including, the relevant Conversion Date. As a result, accrued and unpaid Special Interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and ADSs, accrued and unpaid Special Interest, if any, will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Special Interest Record Date and prior to the open of business on the corresponding Special Interest Payment Date, Holders of such Notes as of the close of business on such Special Interest Record Date will receive the full amount of Special Interest, if any, payable on such Notes on the corresponding Special Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Special Interest Record Date to the open of business on the immediately following Special Interest Payment Date must be accompanied by an amount in U.S. dollars equal to the amount of Special Interest, if any, payable on the Notes so converted, if any (regardless of whether the converting Holder was the holder of record on the corresponding Special Interest Record Date); provided that no such payment shall be required (1) for conversions following November 15, 2025; (2) if the Company has specified a Tax Redemption Date or an Optional Redemption Date that is after a Special Interest Record Date and on or prior to the second Business Day immediately succeeding the corresponding Special Interest Payment Date (or, if such Special Interest Payment Date is not a Business Day, the third Business Day immediately succeeding such Special Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Special Interest Record Date and on or prior to the Business Day immediately succeeding the corresponding Special Interest Payment Date (or, if such Special Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Special Interest Payment Date); or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Neither the Trustee nor the Conversion Agent (if other than the Trustee) will have any duty to determine or verify determination by the Company of whether any of the conditions to conversion have been satisfied.

(i)The Person in whose name any ADSs shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)The Company shall not issue any fractional ADSs upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional ADS issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall provide written notification to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(b)Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price.

(c)The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change. If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

Effective date	ADS price
	$125.00	$150.00	$190.63	$225.00	$247.81	$300.00	$350.00	$400.00	$450.00	$500.00	$600.00	$700.00
November 20, 2020	2.7541	1.9285	1.1496	0.7748	0.6060	0.3583	0.2238	0.1425	0.0915	0.0587	0.0228	0.0072
December 1, 2021	2.7541	1.9035	1.0814	0.7004	0.5340	0.2979	0.1759	0.1056	0.0634	0.0376	0.0117	0.0022
December 1, 2022	2.7541	1.8311	0.9714	0.5960	0.4387	0.2257	0.1227	0.0671	0.0361	0.0186	0.0034	0.0000
December 1, 2023	2.7541	1.6287	0.8145	0.4648	0.3238	0.1446	0.0673	0.0306	0.0129	0.0045	0.0000	0.0000
December 1, 2024	2.7541	1.5227	0.6221	0.2875	0.1724	0.0537	0.0166	0.0041	0.0004	0.0000	0.0000	0.0000
December 1, 2025	2.7541	1.4207	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)if the ADS Price is greater than US$700.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and

(iii)if the ADS Price is less than US$125.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 8 (eight) ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04.

(g)If the Holder elects to convert its Notes in connection with the Company’s election to (i) redeem the Notes in respect of a Change in Tax Law pursuant to Section 16.02 or (ii) redeem the Notes at the Company’s option pursuant to Section 16.03, in each case, the Conversion Rate shall be increased by a number of additional ADSs determined pursuant to this Section 14.03(g). The Company shall settle conversions of Notes as described in Section 14.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion.

A conversion shall be deemed to be “in connection with” the Company’s election to redeem the Notes in respect of a Change in Tax Law or redeem the Notes at the Company’s option if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the date the Company provides the related notice of redemption to Holders until the close of business on the second Business Day immediately preceding the Tax Redemption Date or the Optional Redemption Date, as the case may be (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price).

Simultaneously with providing such notice of redemption, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

The number of additional ADSs by which the Conversion Rate will be increased in the event the Company elects to redeem the Notes pursuant to Article 16 hereof will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “ADS price” as specified in clause (c) above. “Redemption Reference Date” means the date the Company delivers the relevant Redemption Notice. “Redemption Reference Price” means, for any conversion in connection with the Company’s election to redeem the Notes in respect of a Change in Tax Law or redeem the Notes at the Company’s option, as the case may be, the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day immediately preceding, the date the Company delivers the relevant Redemption Notice.

Section 14.04Adjustment of Conversion Rate. If the number of Class A Ordinary Shares represented by the ADSs is changed, after the date of the Prospectus Supplement, for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to holders of the Class A Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Class A Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights described in clause (b) below entitling holders of the Class A Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Class A Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a (x) share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of any calculation of adjustment of the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate shall be given by the Company promptly in writing to the Holders, the Trustee and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)If the Company exclusively issues Class A Ordinary Shares as a dividend or distribution on the Class A Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect after the open of business on such Ex-Dividend Date or Effective Date, as applicable;
OS0 =

the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination) ; and

OS1 =	the number of Class A Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Company issues to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) (other than in connection with a stockholder rights plan) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such issuance;
CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0 =	the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;
X =	the total number of Class A Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and
Y =

the number of Class A Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Class A Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that Class A Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Ex-Dividend Date for the ADSs for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Class A Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such distribution;
CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0 =

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Class A Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for the ADSs for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Ordinary Shares (directly or in the form of ADSs) applicable to one Class A Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Class A Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Prospectus Supplement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Class A Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)a dividend or distribution of Class A Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Class A Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;
CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0 =

the Last Reported Sale Price of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per Class A Ordinary Share the Company distributes to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Class A Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0 =

the number of Class A Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of Class A Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1 =

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day.

(f)Notwithstanding this Section 14.04 or any other provision of this Supplemental Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the ADSs as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Ordinary Shares or ADSs or any securities convertible into or exchangeable for Class A Ordinary Shares or ADSs or the right to purchase Class A Ordinary Shares or ADSs or such convertible or exchangeable securities.

(h)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Ordinary Shares or the ADSs or rights to purchase Class A Ordinary Shares or ADSs in connection with a dividend or distribution of Class A Ordinary Shares or ADSs (or rights to acquire Class A Ordinary Shares or ADSs) or similar event.

(i)Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any Class A Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Ordinary Shares or ADSs under any plan;

(ii)upon the issuance of any Class A Ordinary Shares or ADSs or options or rights to purchase those Class A Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)upon the repurchase of any Ordinary Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in clause (e) of this Section 14.04 above;

(iv)upon the issuance of any Class A Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(v)solely for a change in the par value of the Class A Ordinary Shares or ADSs; or

(vi)for accrued and unpaid Special Interest, if any.

(j)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(k)If an adjustment to the Conversion Rate otherwise required by this Section 14.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate, (ii) on the Conversion Date for any Notes (in the case of Physical Settlement), (iii) on each Trading Day of any Observation Period related to any conversion of Notes (in the case of Cash Settlement or Combination Settlement), (iv) on the Effective Date of any Make-Whole Fundamental Change, in each case, unless the adjustment has already been made, (v) on any Redemption Reference Date, unless the adjustment has already been made and (vi) every one year anniversary of the date of this Supplemental Indenture. In addition, the Company shall not account for such deferrals when determining whether any of the conditions described in Section 14.01(b) have been satisfied or what number of ADSs a Holder would have held on a given day had it converted its Notes.

(l)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 14.04 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, and (iii) the date as of which such adjustment is effective, and such Officer’s Certificate shall be conclusive evidence of the accuracy of such adjustment absent manifest error. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Supplemental Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein.

(m)For purposes of this Section 14.04, the number of Class A Ordinary Shares at any time outstanding shall not include Class A Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares.

Section 14.05Adjustments of Prices. Whenever any provision of this Supplemental Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the ADS Prices for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of the Company’s election to redeem the Notes in connection with changes in tax laws or to redeem the Notes as described under Section 16.03 over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, ADS Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06Class A Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Class A Ordinary Shares or Class A Ordinary Shares held in treasury, a sufficient number of Class A Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Class A Ordinary Shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07Effect of Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares.

(a)In the case of:

(i)any recapitalization, reclassification or change of the ADSs or Class A Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)any consolidation, merger, combination or similar transaction involving the Company,

(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)any statutory share exchange,

in each case, as a result of which the ADS or the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(f) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any ADSs that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one ADS would have received in such transaction.

If the Merger Event causes the ADSs or Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs or Class A Ordinary Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional ADSs pursuant to Section 14.03), multiplied by the price paid per ADS or Class A Ordinary Share, as applicable, in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall (i) provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof) and (ii) contain such other provisions that the Board of Directors determines in good faith are appropriate to preserve the economic interests of the Holders and to give effect to the provisions described in this Section 14.07. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02 and the right of Holders to require the Company to repurchase their Notes on December 1, 2023 pursuant to Section 15.01, as the Board of Directors shall consider necessary by reason of the foregoing.

(b)[RESERVED]

(c)The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, ADSs or a combination of cash and ADSs, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08Certain Covenants. (a) The Company covenants that all ADSs delivered upon conversion of Notes, and all Class A Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder, or any Class A Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Notes.

(d)The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Class A Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered upon conversion of the Notes in accordance with the terms of this Supplemental Indenture, the Notes, the Deposit Agreement, and the procedures agreed between the Company and the ADS Depositary with respect to any ADSs issued upon conversion of the Notes.

Section 14.09Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Supplemental Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Supplemental Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Supplemental Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Supplemental Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Supplemental Indenture.

Section 14.10Notice to Holders Prior to Certain Actions. In case of any:

(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)Merger Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Class A Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, each ADS, if any, delivered upon such conversion shall be entitled to receive (either directly or in respect of the Class A Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the Class A Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Class A Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12Limit on Issuance of ADSs Upon Conversion. Notwithstanding anything to the contrary in this Supplemental Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of any issuance of ADSs upon conversion of the Notes in excess of such limitations or pay cash in lieu of delivering any ADSs otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP for each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering ADSs, the Company pays cash pursuant to this Section 14.12.

Section 14.13Termination of Depositary Receipt Program. Except as provided in Section 10.04, if the Class A Ordinary Shares cease to be represented by ADSs issued under the Deposit Agreement, all references in this Supplemental Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Ordinary Shares and as if the Class A Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Ordinary Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply. The Company shall provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) upon the occurrence of the foregoing.

Section 14.14Exchange In Lieu Of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Business Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, the cash, ADSs or a combination thereof, as applicable, that would otherwise be due upon conversion pursuant to Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)Any Notes exchanged by the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Supplemental Indenture as if the Company had not made the Exchange Election.

(c)The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01Repurchase at Option of Holders. (a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on December 1, 2023 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of US$1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid Special Interest to, but excluding, the Repurchase Date; (unless the repurchase date falls after a Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case the Company shall pay on the Special Interest Payment Date the full amount of any accrued and unpaid Special Interest to the Holders of such Notes as of the close of business on such Special Interest Record Date immediately preceding the Repurchase Date, and the Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased). Not later than 20 Business Days prior to the Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a holder and shall state:

(i)the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)the Repurchase Price;

(iii)the Repurchase Date;

(iv)the name and address of the Conversion Agent and Paying Agent;

(v)that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Supplemental Indenture;

(vi)that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii)the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(A)delivery to the Paying Agent by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date; and

(B)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Paying Agent Office, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)the portion of the principal amount of the Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture; provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

(b)Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, at a repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid Special Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Special Interest Record Date but on or prior to the Special Interest Payment Date to which such Special Interest Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid Special Interest to Holders of record as of such Special Interest Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)the portion of the principal amount of Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture; provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.02 by a Holder thereof to the extent such Holder has also delivered a Repurchase Notice with respect to such Note in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.

(c)On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change and whether such transaction or event is also a Make-Whole Fundamental Change;

(ii)the date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Paying Agent;

(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and delivered to the Trustee no later than 2 Business Days (or such shorter period as is acceptable to the Trustee) prior to the date the Fundamental Change Company Notice is to be sent.

(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which principal amount must be in principal amounts of US $1,000 or an integral multiple of US $1,000,

(ii)if Physical Notes have been issued, the certificate numbers of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$1,000 or an integral multiple of US$1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with applicable procedures of the Depositary.

Section 15.04Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04(b) on or prior to 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase to the Paying Agent and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) Special Interest, if and to the extent that any such accrued and unpaid Special Interest exists as of such date, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right of such Holders to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be and the right of the Holders on the applicable Special Interest Record Date to receive previously any accrued and unpaid Special Interest upon delivery or transfer of the Notes to the extent not included in the Fundamental Change Repurchase Price).

(c)Upon surrender of a certificated Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.2, the Company shall execute and instruct the Trustee who shall authenticate and deliver to the Holder a new certificated Note in an authorized denomination equal in principal amount to the unrepurchased portion of the certificated Note surrendered.

Section 15.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)file a Schedule TO or other required schedule under the Exchange Act; and

(c)otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Notwithstanding anything to the contrary in this Supplemental Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth above in this Section 15.05, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth above in this Section 15.05 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company will continue to be obligated to (i) deliver the applicable Fundamental Change notice to the holders (which Fundamental Change notice will state that such third party will make such an offer to purchase the Notes), (ii) comply with applicable securities laws as set forth in this Section 15.05 in connection with any such purchase and (iii) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

Notwithstanding anything to the contrary in this Supplemental Indenture, to the extent that the provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of this Supplemental Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Supplemental Indenture by virtue of such conflict.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01Applicability of Article IV of the Base Indenture.  Article IV of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 16 shall, with respect to the Notes, supersede in its entirety Article IV of the Base Indenture, and all references in the Base Indenture to Article IV thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 16 or the applicable provisions set forth in this Article 16, respectively.

Section 16.02Optional Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction. Other than as described in Section 16.02 or Section 16.03, the Notes may not be redeemed by the Company at its option prior to maturity. If the Company has, or on the next Special Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts, as a result of:

(a)any change or amendment on or after the date of the Prospectus Supplement or, in the case of a successor, after the date such successor assumes all of the Company’s obligations under the Notes and this Supplemental Indenture, or in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after the date of the Prospectus Supplement, after such date upon which such jurisdiction becomes a Relevant Taxing Jurisdiction, in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(b)any change on or after the date of the Prospectus Supplement or, in the case of a successor, after the date such successor assumes all of the Company’s obligations under the Notes and this Supplemental Indenture, or in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after the date of the Prospectus Supplement, after such date upon which such jurisdiction becomes a Relevant Taxing Jurisdiction, in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination); (each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a “Redemption Price” equal to 100% of the principal amount plus any accrued and unpaid Special Interest, if any, to, but excluding, the date on which the Notes are redeemed (the “Tax Redemption Date”), including any Additional Amounts with respect to such Redemption Price (unless the Tax Redemption Date falls after a Special Interest Record Date but on or prior to the Special Interest Payment Date to which such Special Interest Record Date relates, in which case the Company shall instead pay on the Special Interest Payment Date the full amount of any accrued and unpaid Special Interest, if any, to the holder of record on such Special Interest Record Date, and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be purchased); provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel or a tax advisor of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts and to the Company’s determination that such obligation cannot be avoided by taking commercially reasonable measures available to the Company.

Notwithstanding anything to the contrary herein, neither the Company nor any successor Person may redeem any of the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax at the Applicable PRC Rate or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

If the Tax Redemption Date occurs after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, the Company shall pay on the Special Interest Payment Date the full amount of accrued and unpaid Special Interest, if any, due on such Special Interest Payment Date to the record holder of the Notes on the Special Interest Record Date corresponding to such Special Interest Payment Date, and the Redemption Price payable to the Holder who presents a Note for redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price.

The Company shall give Holders of Notes (with a copy to the Trustee) not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice (a “Tax Redemption Notice”) prior to the Tax Redemption Date. Simultaneously with providing such notice, which will include the Redemption Price, the Tax Redemption Date and the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such notice of redemption and before the close of business on the second Business Day immediately before the related Tax Redemption Date, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Tax Redemption Date must be a Business Day and cannot fall after the Maturity Date.

Upon receiving such notice of redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase, maturity or otherwise, and whether in cash, ADSs, or a combination thereof, Reference Property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law pursuant to Section 14.03(g), the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

Subject to the applicable procedures of DTC in the case of Global Notes, a Holder electing to not have its Notes redeemed must deliver to the Company, with a copy to the Paying Agent a written notice of election so as to be received by the Company and the Paying Agent or otherwise by complying with the requirements for conversion in Section 14.02(b) prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date. A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company and the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price). If no election is made, the Holder shall have its Notes redeemed without any further action.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Section 16.03Optional Redemption by the Company. The Company may not redeem the Notes prior to December 6, 2023, except under the circumstances described in Section 16.02.

(a)On or after December 6, 2023, the Company may redeem for cash all or part of the Notes, at its option, if the Last Reported Sale Price of the ADSs has been at least 130% of the Conversion Price then in effect on (i) each of at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately prior to the date the Company provides notice of redemption and (ii) the Trading Day immediately preceding the date the Company sends such notice.

(b)In case the Company exercises its option to redeem all or, as the case may be, any part of the Note, it shall fix a date for redemption (the “Optional Redemption Date”) and shall give the Holders, Trustee, Conversion Agent and Paying Agent not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice (an “Optional Redemption Notice” and, together with the Tax Redemption Notice, a “Redemption Notice”) prior to the Optional Redemption Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid Special Interest to, but excluding, the Optional Redemption Date (unless the Optional Redemption Date falls after a Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case the Company shall pay on the Special Interest Payment Date the full amount of any accrued and unpaid Special Interest to the holder of record as of the close of business on such Special Interest Record Date, and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Optional Redemption Date must be a Business Day. The Company shall send to each Holder written notice of the redemption containing certain information set forth in this Supplemental Indenture, including:

(i)the Optional Redemption Date;

(ii)the Redemption Price;

(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such notice of redemption and before the close of business on the second Business Day immediately before the related Optional Redemption Date.

(iv)that on the Optional Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that Special Interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date unless the Company defaults in the payment of the Redemption Price;

(v)the place or places where the Notes subject to such redemption are to be surrendered for payment of the Redemption Price;

(vi)that Holders may surrender Notes for conversion at any time prior to the close of business on the second Business Day prior to the Optional Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder of Notes may convert such Notes until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for);

(vii)the Conversion Rate and, if applicable, the number of Additional ADSs added to the Conversion Rate in accordance with Section 14.03;

(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and

(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed, and that upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

An Optional Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Optional Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Business Days prior to the date the Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate and a Company Order requesting that the Trustee give such Optional Redemption Notice together with the Optional Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Optional Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice or any defect in the Optional Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.

If the Company decides to redeem fewer than all of the outstanding Notes, the Trustee will select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and, in the case of a Global Note, in accordance with, and subject to, DTC’s applicable procedures.

If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of such Notes, the converted portion shall be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02Official Acts by Successor Corporation. Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03Addresses for Notices, Etc. Any notice or demand that by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to PINDUODUO INC., 28/F, No. 533 Loushanguan Road, Changning District, Shanghai, 200051, People’s Republic of China. Any notice, direction, request or demand hereunder to or upon the Paying Agent shall be deemed to have been given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Paying Agent Office or sent electronically in PDF format. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format. Notwithstanding any other provision of the Indenture, notices to the Trustee shall only be deemed received upon actual receipt thereof by a Responsible Officer.

So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by DTC, notices to owners of beneficial interests in the global notes may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or delivered by electronic mail and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of the Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that the Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by the Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures.  Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.  When the Trustee or an Agent acts on any Executed Documentation sent by electronic transmission, the Trustee or Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and each Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person.  The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee or an Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 17.04Governing Law; Jurisdiction. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Cogency Global Inc., at the address 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to PINDUODUO INC., 28/F, No. 533 Loushanguan Road, Changning District, Shanghai, 200051, People’s Republic of China, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Supplemental Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holders and the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations under the Indenture or under any Note.

Section 17.06Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of the Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in the Indenture and delivered to the Trustee with respect to compliance with the Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (a) a statement that the person signing such certificate is familiar with the requested action and the Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by the Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by the Indenture and that all covenants and conditions precedent in the Indenture have been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Supplemental Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07Legal Holidays. In any case where any Special Interest Payment Date, Fundamental Change Repurchase Date, Repurchase Date, Conversion Date, Tax Redemption Date, Optional Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no Special Interest, if and to the extent that any such accrued and unpaid Special Interest exists as of such date, shall accrue in respect of the delay.

Section 17.08No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 17.10Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12Severability. In the event any provision of the Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14Force Majeure. In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics, epidemics and wide spread health crisis, or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, any accrued Special Interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 17.16USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.

Section 17.17Ratification of the Base Indenture.  Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The Base Indenture, as amended and supplemented by this Supplemental Indenture and the exhibits hereto sets forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 17.18Trust Indenture Act Controls.  If any provision of the Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the Trust Indenture Act, then the required provision of the Trust Indenture Act will control.

Section 17.19Base Indenture Provisions.  Sections 16.01, 16.02, 16.03 and 16.04, 16.05, 16.08, 16.09, 16.10, 16.12, 16.13, 16.15 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Sections 17.06, 17.18, 17.03, 17.07, 17.01, 17.12, 17.09, 17.04 and 17.13, 17.05, 17.14 of this Supplemental Indenture, respectively.

Each reference in the Base Indenture to any Section of the Base Indenture referred to in this Section 17.19 will, for purposes of the Notes, be deemed instead to be a reference to the respective Section(s) (or corresponding part of the respective Section(s)) of this Supplemental Indenture referred to in this Section 17.19.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

PINDUODUO INC.

By:	/s/ Lei Chen
Name: Lei Chen
Title: Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Bridgette Casasnovas
Name: Bridgette Casasnovas
Title: Vice President

By:	/s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

A-1

PINDUODUO INC.

0.00% Convertible Senior Note due 2025

No.[___________]	[Initially][1] US$[___________]

CUSIP No. 722304 AC6

ISIN No. US722304AC65

Pinduoduo Inc., a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_____))]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of US$[___________]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by an Indenture dated as of November 20, 2020 (the “Base Indenture”), as amended and supplemented by the Supplemental Indenture dated as of November 20, 2020 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), exceed US$2,000,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on December 1, 2025, and any Special Interest thereon as set forth below.

This Note shall bear no regular cash interest, and the principal amount of this Note shall not accrete. Any Special Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Special Interest, if any, is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2021 (if Special Interest is then payable), to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Special Interest will be payable as set forth in Section 6.04 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to refer solely to Special Interest, if any, payable pursuant to such Section 6.04, and any interest on any Defaulted Amounts payable as set forth in Section 2.04(c) in the within-mentioned Supplemental Indenture.

Any Defaulted Amounts shall not accrue interest unless Special Interest was payable on the required payment date, in which case such payment shall accrue interest per annum at the then applicable Special Interest rate, subject to the enforceability thereof under applicable law from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.04(c) of the Supplemental Indenture.

[1]	Include if a Global Note.
[2]	Include if a Global Note.
[3]	Include if a Physical Note.
[4]	Include if a Global Note.
[5]	Include if a Physical note.

2

The Company shall pay the principal of and Special Interest on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated Deutsche Bank Trust Company Americas as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and the Paying Agent Office as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, ADSs or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or electronically by the Trustee under the Indenture.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PINDUODUO INC.

By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized signatory

4

[FORM OF REVERSE OF NOTE]

PINDUODUO INC.

0.00% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.00% Convertible Senior Notes due 2025 (the “Notes”), initially limited to the aggregate principal amount of US$2,000,000,000, all issued or to be issued under and pursuant to an Indenture dated as of November 20, 2020 (the “Base Indenture”), as amended and supplemented by the Supplemental Indenture dated as of November 20, 2020 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and Special Interest, if any, on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and Special Interest, if any, on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the principal amount on the Maturity Date, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of Special Interest, if any, and the payment of cash and/or deliveries of ADSs (together with payments for any fractional ADS) upon conversion of the Notes to ensure that the net amount received by the beneficial owner after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

5

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid Special Interest, if any, on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to December 6, 2023, except in the event of certain Changes in Tax Law as described in Section 16.02 of the Indenture. The Notes shall be redeemable at the Company’s option in certain circumstances on or after December 6, 2023 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 or an integral multiple thereof, into cash, ADSs or a combination of cash and ADSs, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

7

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

PINDUODUO INC.

0.00% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is [_______] UNITED STATES DOLLARS (US$[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

[6]	Include if a global note.

8

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:     PINDUODUO INC.

28/F, No. 533 Loushanguan Road
Changning District
Shanghai, 200051
The People’s Republic of China

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc., Attn: Reorg Dept.
5022 Gate Parkway, Suite 200, Jacksonville, FL 32256
Ref: Cusip 722304 AC6, Pinduoduo Inc.
Tel: +1-800-735-7777 Option 1, Email: spu-reorg.operations@db.com
Fax: +1-615-866-3889

DEUTSCHE BANK TRUST COMPANY AMERICAS, as ADS Depositary

60 Wall Street
New York, NY 10005
United States of America
Fax: +1-732-544-6346, Email: adr@db.com

The undersigned registered holder of this Note hereby exercises the option to convert that Note or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, into cash, American Depositary Shares (the “ADSs”) or a combination of cash and ADSs, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and ADSs deliverable upon such conversion, together with any cash payable for any Fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Terms defined in the Deposit Agreement or the Indenture referred to in this Notice are used herein as so defined. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Notice.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company and the ADS Depositary that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company during the three months immediately preceding the date hereof.

The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Conversion ADSs if the undersigned (or such other account) becomes an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company.

The undersigned instructs the ADS Depositary to deliver the ADRs representing the ADSs to the following account:

ADS Receiving Broker ( * are mandatory fields):

1

a) DTC Broker Name*:
b) DTC Broker’s Participant Account with DTC *:
c) DTC Broker Contact Name:
d) DTC Broker Contact Tel No/email:
e) Beneficial Owner’s Account # with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:
Local Broker Contact Name:
Local Broker Contact Tel No/email:

ADS Delivering Party:

Name:	Deutsche Bank Trust Company Americas
DTC Account: #2655

For any ADS settlement inquiries, please contact DBTCA Broker Desk:

Tel: +1-212-250-9100 (New York) / +44-207-547-6500 (London)

Email: adr@db.com

2

Dated:
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street)

(Address)

(City, State and Zip Code ) Please print name and address

3

Principal amount to be converted (if less than all): US$_________,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

4

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:      PINDUODUO INC.

Deutsche Bank Trust Company Americas, as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Pinduoduo Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, accrued and unpaid Special Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s):

Dated:
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if ADSs

are to be issued, or Notes are to be

delivered, other than to and in the

name of the registered holder.

1

Fill in for registration of ADSs if

to be issued, and Notes if to be

delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Social Security or Other Taxpayer
Identification Number

Principal amount to be converted (if less than all): US$_______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:      Pinduoduo Inc.

Deutsche Bank Trust Company Americas, as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Pinduoduo Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be converted (if less than all): US$_______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 4

To: Deutsche Bank Trust Company Americas, as Trustee and Note Registrar

[FORM OF ASSIGNMENT AND TRANSFER]

For value received _______________hereby sell(s), assign(s) and transfer(s) unto ____________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered,

other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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